UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 19, 2006

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

40 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code        (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2006, the Board of Directors (the “Board”) of RightNow Technologies, Inc. (the “Company”) approved an amendment and restatement of Article VI of the Company’s Bylaws, effective January 19, 2006, to conform to changes in Delaware law, which became effective August 1, 2005, regarding uncertificated shares.  As amended, Article VI, Section 6.01 of the Bylaws enables the Board to provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares, but any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  As a general matter, pursuant to Article VI, Section 6.01 of the Bylaws, the Company will no longer be required to issue a certificate for uncertificated shares upon the request of the holder of such uncertificated shares.  Additional related revisions were made throughout Article VI of the Bylaws in connection with and to conform to such change regarding uncertificated shares.  A copy of the Bylaws, as amended and restated, is attached as Exhibit 3.1 hereto.

Item 9.01.              Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
3.1	Bylaws of the Company, as amended and restated January 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)

Dated: January 25, 2006	/s/ SUSAN J. CARSTENSEN
Susan J. Carstensen
Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Bylaws of the Company, as amended and restated January 19, 2006.